Exhibit 99.1

BEST ENERGY ANNOUNCES YEAREND RESULTS FOR 2009

Management to Host Conference Call Today after Close of Market

April 19, 2010 (PR Newswire) Best Energy Services, Inc. (OTCBB: BEYS.BB) announced today its results for the year ended December 31, 2009. The results reported herein reflect continuing operations only. In the fourth quarter of 2009 Best discontinued operations in it housing division, geological services and at Bob Beeman drilling division. Accordingly, these results reflect only the operations of our wholly owned Liberal Kansas-based subsidiary Best Well Services (“BWS”).

Revenues declined 73% from $16,905,372 for the eleven months ended December 31, 2008 to $4,502,555 for the year ended December 31, 2009. The decline reflects the significant decline in workover activity that in January of 2009 resulted in the Company’s 25 rig workover fleet decreasing from 100% utilization on January 1 to less than five rigs by the following month. This decrease was in line with an industry wide decline precipitated by significant declines in commodity prices and the general turmoil in credit markets and markets in general.  During 2009 as a result of Best successfully implementing a strategy to increase market share in the Hugoton Basin, activity levels increased gradually but meaningfully with fleet utilization growing from 15% at the low point of the first quarter of 2009 to 45% by yearend.

Direct operating expenses decreased in line with revenues from $9,166,375 in 2008 to $2,498,611 in 2009. Direct operating expenses include direct labor, fuel and materials. During 2009, Best’s gross margin improved from 22% in the second quarter of 2009 to 61% by the fourth quarter.

Indirect operating expenses for 2009 were $1,729,341, a $347,877 decrease from $2,077,218 in the short year 2008. Indirect operating expenses include all other costs associated with operations at BWS.

Corporate G&A for 2009 decreased 56% from $5,314,916 in 2008 to $2,356,277 for 2009. G&A for 2009 also included non-cash stock based compensation expense of $930,794. Cash G&A for 2009 was thus $1,425,483. During the year Best continued to decrease its cash G&A, which is now less than $80,000 per month.

Interest expense for 2009 totaled $1,610,467 a $1,444,221 decrease from 2008. Cash interest expense for 2009 was $1,486,074, with non-cash interest of $124,393 in amortization of deferred financing costs and of the discount on convertible debt.

Cash net operating loss was $1,184,794 in 2009. As a result of significant cash G&A reductions, strict cost management at BWS and growing revenues in the third and fourth quarters of 2009, cash EBITDA loss was trimmed from $693,062 in the second quarter of 2009 to $160,994 by the fourth quarter of 2009. Based on preliminary results of the period January through March of 2010, Best believes it will report a positive cash EBITDA from continuing operations for that period.

The Table below summarizes results for the years ended December 31, 2009 and the eleven month ended December 31, 2008.

	2009	2008
Revenue	$4,502,555	$16,905,372
Direct cost of revenue	(2,498,611)	(9,166,375)
Business unit operating expenses	(1,729,341)	(2,077,218)
Depreciation and amortization	(2,496,729)	(2,360,817)
Loss on sales of property and equipment	(33,914)	(6,793)
Corporate General and administrative expense	(2,356,277)	(5,314,916)
Net operating income	(4,612,317)	(2,020,747)
Impairments and discontinued operations	(12,683,961)	(2,502,941)
Interest expense	(1,610,467)	(3,054,688)
Other	641,672	406,370
Preferred stock dividend	(1,117,271)	(765,761)
	$(19,382,344)	$(7,937,767)

The table that follows reconciles Best’s 2009 Net Operating Income to Cash EBITDA from continuing operations.

Net operating income	(4,612,317)
Stock-based compensation	930,794
Depreciation expense	2,496,729
Cash EBITDA	(1,184,794)

As noted above, Impairments and discontinued operations in 2009 totaled $12,683,961.  Included in this total are: write-down of assets at its Bob Beeman Drilling facility $4,569,824; write-down of housing assets $797,770; and an impairment of goodwill at Best Well Services $5,638,327.

Best began undertaking a program of deleveraging its balance sheet in late 2009 with the sale of equipment from discontinued operations. To date those sales total $1.3 million. Best believes it will realize proceeds from the sale of discontinued assets equal to their current reduced book value.

Also during the fourth quarter of 2009 and the first quarter of 2010 Best embarked on several new revenue generation mechanism for 2010 which are further described in the company’s Form 10-K for the yearend December 31,  to be filed shortly after the date of this announcement.

Commenting on the results of 2009, Mark Harrington, Chairman and CEO of Best stated, ‘This past year was an extraordinarily difficult one for Best and its shareholders. Operationally, we have made it through what appears to be the worst of the down cycle through significant reductions in corporate G&A, discontinuing lines of business that could not carry their own weight, improvements in our gross operating margin, and increasing revenues through our program of building market share in the Hugoton Basin.  Of at least equal importance is the support we have received from our shareholders and our senior lender, PNC. Over the last nine months, our shareholders have added $2.4million in equity and sub-debt to our Company. During the same time, PNC has increased its exposure by $2.25 million. We are truly fortunate to have the support of our shareholders and our lender, and to have turned the corner operationally.”

Commenting on the year ahead, Mr. Harrington continued, “Our core business at Best Well Service provides us a solid platform to now build on. BWS has always been a customer-focused group. By continuing to provide our customers’ value pricing in up and down markets, an exceptional safety record, and performance in the field we have a base to begin to build values for our shareholders. We are undertaking new initiatives in seeking out basins where our reputation, customer connectivity and value pricing will provide us a good entry point. We are undertaking other initiatives that will be made public in the near future to further expand our customer-centric focus.”

Mr. Harrington concluded, “Neither our survival through an incredibly challenging 2009 nor our new initiatives for our customers would be possible without our people. BWS enjoys the lowest turnover rate in employees in the industry at less than 5% versus a norm of 35%+. Our shareholders and our lender have placed their bet on the right group of people to build Best in the coming years.”

About Best Energy Services, Inc.
Headquartered in Houston, Texas, Best Energy Services, Inc. is a leading well service/workover provider in the Hugoton Basin. For more information, please visit www.BEYSinc.com.

Certain statements contained in this press release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective Company's Securities and Exchange Commission filings, that may cause actual results to materially differ from projections. Although the Company believes that its expectations are reasonable assumptions within the bounds of its knowledge of its businesses, expectations, representations and operations, there can be no assurance that actual results will not differ materially from their expectations. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the Company's ability to execute properly its business model, to raise additional capital to implement its continuing business model, the ability to attract and retain personnel – including highly qualified executives, management and operational personnel, ability to negotiate favorable current debt and future capital raises, and the inherent risk associated with a diversified business to achieve and maintain positive cash flow and net profitability. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, occur.

FOR MORE INFORMATION, PLEASE CONTACT
Mr. Dennis Irwin
Best Energy Services, Inc.
5433 Westheimer Avenue
Suite 825
Houston, Texas 77056
713-933-2600